Exhibit 99.2

Avnet Names Phil Gallagher as Interim Chief Executive Officer and Announces Preliminary Fourth Quarter Fiscal 2020 Results

PHOENIX – August 3, 2020 – Avnet, Inc. (Nasdaq: AVT), a leading global technology solutions provider, today announced that William J. (“Bill”) Amelio is moving on from his role as Chief Executive Officer and as a member of the Avnet Board of Directors.

Rodney C. Adkins, Chairman of the Board, said, “Bill has been a great asset since joining Avnet’s Board of Directors in 2014 and for the past four years as CEO. He has been the driver behind our strategy of providing added value to our electronic components distribution business while extending into new growth opportunities, including digital commerce, Farnell and IoT.”

Phil Gallagher, Global President of Avnet’s Electronic Components business, has been appointed as the Company’s Interim Chief Executive Officer.

Adkins said, “Phil has developed an incredible reputation within the Company, as well as with our suppliers, customers and investors. The Board of Directors is thrilled that his steady hands will help guide the Company and our important relationships to even greater success.”

Gallagher has worked at Avnet for over 30 years and has held executive leadership positions in sales, marketing, and operations. Recently, he was the Global President of Avnet’s Electronics Components business. Gallagher was formerly the President of the National Electronic Distributors Association and currently serves on the advisory board of the Women in Electronics Community.

“I want to thank Bill for his passion while leading Avnet over the past four years,” said Gallagher. “We continue to believe Avnet has a solid foundation from which to grow, with valuable assets, talented employees, and end markets where we see many attractive opportunities. My immediate priorities will be accelerating the profitable growth of our core distribution business and Farnell, as well as enhancing Avnet’s customer journey overall.”

Preliminary Fourth Quarter Fiscal 2020 Earnings Results

Avnet expects to announce sales of $4.2 billion in the fourth quarter, GAAP diluted earnings per share from continuing operations of $0.53, and non-GAAP adjusted diluted EPS of $0.64. The GAAP and adjusted diluted EPS includes benefits of $0.42 from lower tax expense and $0.08 from lower interest expense and favorable foreign currency gains. Cash flow from operations during the fourth quarter is expected to be $288 million.

Avnet will report complete financial results for the fourth quarter and fiscal year 2020 on Thursday, August 6, after market close. Following the earnings release, Avnet’s Interim Chief Executive Officer Phil Gallagher and Avnet Chief Financial Officer Tom Liguori will host a webcast and conference call at 1:30 p.m. PDT / 4:30 p.m. EDT to discuss the financial results and provide a corporate update.

Conference Call Details: Thursday, August 6, 2020

To participate in the live earnings call on Thursday, dial 877-407-8112 or 201-689-8840. To access the slides, follow the webcast link below. The slides can also be accessed via Avnet’s Investor Relations web page at: www.ir.avnet.com. A replay of the conference call will be available for 30 days, through September 5 at 5:00 p.m. EDT, and can be accessed by dialing: 877-660-6853 or 201-612-7415 and using Conference ID: 13705277.

Webcast Details

The live webcast can be accessed from the following link: Avnet Earnings Call Webcast and Slides and will be available for 90 days.

About Avnet

Avnet is a global electronic components distributor with extensive design, product, marketing and supply chain expertise for customers and suppliers at every stage of the product lifecycle. For nearly a century, Avnet has helped its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com. (AVT_IR)

Visit Avnet’s Investor Relations website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

Investor Relations Contact
Joe Burke, 480-643-7431
Joseph.Burke@avnet.com

Kensey Biggs, 480-643-7053
kcb@abmac.com

Media Relations Contact
Jeanne Forbis, 480-643-7499
jeanne.forbis@avnet.com